EXHIBIT 32.1

                      STATEMENT OF CHIEF EXECUTIVE OFFICER
         PURSUANT TO SECTION 1350 OF TITLE 18 OF THE UNITED STATES CODE

         In connection with the Quarterly Report of Tamboril Cigar Company (the "Company") on Form 10-QSB for the quarterly period ended September 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Sally A. Fonner, the principal executive officer of the Company, certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

             /s/ Sally A. Fonner
Sally A. Fonner, Chief Executive Officer
November 13, 2003